Exhibit 99.1

Developing innovative therapeutics and diagnostics to address unmet needs Corporate Presentation / February 2022 www.revbiosciences.com

Forward - Looking Statements This presentation contains forward - looking statements as defined in the Private Securities Litigation Reform Act of 1995 , as amended . Forward - looking statements are statements that are not historical facts . These forward - looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions . We caution investors that forward - looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward - looking statements . Revelation cautions investors not to place undue reliance on any such forward - looking statements, which speak only as of the date they were made . The following factors, among others, could cause actual results to differ materially from those described in these forward - looking statements : the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition ; the ability of Revelation to grow and manage growth profitability and retain its key employees ; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors ; risks relating to the successful development of Revelation’s product candidates ; the clinical utility of an increase in intranasal cytokine levels as a biomarker of viral infections ; the ability to complete planned clinical studies of REVTx - 99 ; risks relating to the successful completion of RVL - CLR 01 and RVL - VRL 01 clinical studies ; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected ; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies ; changes in applicable laws or regulations ; expected initiation of the clinical studies, the timing of clinical data ; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated ; the outcome of data collected, including whether the results of such data and/or correlation can be replicated ; the timing, costs, conduct and outcome of our other clinical studies ; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval ; the success of future development activities for REVTx - 99 and expanded indications, REVTx - 200 , REVDx - 501 , or any other product candidates ; potential indications for which product candidates may be developed ; the potential impact that COVID 19 may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole ; the ability of Revelation to maintain the listing of its securities on NASDAQ ; the expected duration over which Revelation’s balances will fund its operations ; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation . 2

Development Pipeline 3 Revelation is developing therapeutic and diagnostics base on modulation or measurement of the innate immune response Therapeutic Pipeline Discovery Preclinical Phase 1 Phase 2 Phase 3 Approval REVTx - 99a REVTx - 99b REVTx - 200 Diagnostic Pipeline Research Development Clinical Testing Approval REVDx - 501 Prevention of respiratory viral Infection (Phase2 enrolling) Treatment of respiratory viral infection Chronic nasal congestion (Phase 1b enrolling) Detection of respiratory viral infection Adjunct to IM vaccine

Project Milestones

Project	Milestone	Estimated Timing
REVTx-99a: *Intranasal solution for the prevention and/or treatment of respiratory viral infection*	• Preclinical data (in vitro) for SARS-CoV-2 and variants	✓ Q1 2022
	• Preclinical data (in vivo) for SARS-CoV-2 and variants	Q2 2022
	• Phase 2 influenza viral challenge study top line data	Q2 2022
	• Phase 2b viral prophylactic efficacy study[1]	Q4 2022
REVTx-99b: *Intranasal solution for the prevention and/or treatment of chronic nasal congestion*	• Phase 1b allergen challenge top line data	1H 2022
REVTx-200: *Intranasal solution for the improvement of IM vaccinations*	• Establish relation with vaccine development company(s)	1H 2022
	• Study REVTx-200 using established vaccines and nonclinical models	1H 2022
REVDx-501: *Point of care/at-home diagnostic for the detection of respiratory viral infection*	• Identify development and commercialization partner	1H 2022
	• Regulatory submission for approval	2H 2022

REVELATION BIOSCIENCES

1 Including a dose range finding study

4

• REVTx-99a
• REVTx-99b
• REVDx-200
• REVDx-501

How Our Therapeutic Candidates Work

- The active ingredient in our product candidates is Phosphorylated Hexa-Acyl Disaccharide (PHAD)
- We have developed propriety formulations to deliver the active ingredient to the local intranasal cavity




REVTx-99 API
CD14
Extracellular
TLR4
TRAM
TRIF
Cytoplasm
IKKε
TBK1
IRF3
Nucleus
Protective Cytokines
IP-10
MCP-1
GCSF
IFN-α
IFN-β

- ***PHAD activates the local innate immune response via stimulation of the TLR4 TRIF pathway***
- Activation leads to the production of protective proteins (cytokines and chemokines) including interferons (IFNs) and interferon related proteins
- The protective proteins act locally in ***immediate and nonspecific*** ways to:
  - ✓ Blunt the ability of an invading virus to replicate and survive (REVTx-99a)
  - ✓ Recruit the adaptive immune response to the mucosa (REVTx-200)
  - ✓ Deactivate the inflammatory response leading to allergies (REVTx-99b)

REVELATION BIOSCIENCES
5

Clinical Data Supports Our Proposed Mechanism of Action Safety x All doses of REVTx - 99 were well tolerated with no significant or serious adverse events x Drug related adverse events were all mild and limited to the local nasal mucosa and included runny nose or mild nasal congestion at the higher doses Biomarkers x REVTx - 99 significantly increased the levels of intranasal IP - 10, a key cytokine that correlates with the desired biologic activity as well as other protective cytokines intranasally in a dose dependent manner x Inflammatory cytokines (e.g., IL - 6) were not upregulated intranasally x No cytokines were not upregulated systemically supporting the concept that REVTx - 99 acts locally 1 A response was defined as a >5 - fold increase in IP - 10. The nostrils meeting the criteria of a response were assigned a 1, those that did not a 0. The percent response rate was calculated by dividing the number of responding nostrils by the total nostril s e xamined. A p - value was calculated using a t - test assuming equal variances comparing placebo to a specific dose group Figure 3. IP - 10 response rate at 50 µg dose 6 Phase 1 Healthy Volunteer Study with REVTx - 99: Summary of Results • REVTx - 99a • REVTx - 99b • REVDx - 200 • REVDx - 501

REVTx - 99a Program Highlights • REVTx - 99a has the potential to work broadly vs multiple virus types including influenza and SARS - COV - 2 • Based on a solid scientific foundation backed up by nonclinical and clinical data • IP covering formulations and methods of use filed • Multiple potentially large market and use strategies exist including seasonal and contract prophylaxis • REVTx - 99a • REVTx - 99b • REVDx - 200 • REVDx - 501 7 0 0.5 1 1.5 2 2.5 3 3.5 Virus Control Pre-Treatment with REVTx-99 RAW SIGNAL (OPTICAL DENSITY) Human Primary Bronchial/Tracheal Epithelial Cells Treated with REVTx - 99 1 Hour Pre - SARS - CoV - 2 Delta Infection Cell - ELISA ≥57% reduction in SARS - CoV - 2 specific signal • New therapies with broad antiviral activity are urgently needed • Key opinion leaders have a favorable reaction to REVTx - 99a’s potential • Multiple near - term value driving milestones including Top - line data from our Phase 2 influenza viral challenge study in Q2 2022

REVTx - 99b Program Highlights • New nonsteroidal therapies for allergies are urgently needed • Development rationale based on a solid scientific foundation • Eotaxin, an inflammatory cytokine, propagates allergies and inflammation through binding to the CCR3 receptor, which is expressed on a range of different cell types • IP - 10, produced via REVTx - 99b stimulation, binds to CCR3 and will directly compete with eotaxin binding CCR3, limiting immediate inflammation providing rapid relief • In addition, TRIF stimulation biases toward a Th1 cellular responses (protective), versus a Th2 cellular response (inflammatory) potentially resulting in sustained relief • IP covering formulations and methods of use filed • Topline data from Phase 1b allergen challenge study evaluating prevention and treatment effects of REVTx - 99b anticipated in 1H 2022 No REVTx - 99b With REVTx - 99b IP1 0 8 • REVTx - 99a • REVTx - 99b • REVDx - 200 • REVDx - 501

- REVTx-99a
- REVTx-99b
- **REVDx-200**
- REVDx-501

REVTx-200 Program Highlights

- REVTx-200 is being developed as an intranasal adjunct to intramuscular vaccines to produce a superior, more complete immunization
- Development rationale
  - IM vaccination typically results in a robust immune response imparting systemic immunity, but elicitation of a weak mucosal response
  - REVTx-200 stimulates the mucosal immune response to induce production of secretory IgA, cytokines, and chemokines, which in turn recruit vaccine-specific T and B cells to the mucosal space, further enhancing the protection of the selected vaccine

✓ ***REVTx-200 has the potential to be used with most respiratory viral vaccines currently in use or being developed***

  - Identify and work with multiple partners with existing vaccines to evaluate REVTx-200 nonclinically in 1H 2022
  - Strong scientific advisory board formed to guide this effort
  - IP covering formulation and methods of use filed

REVELATION BIOSCIENCES

9

- REVTx-99
- REVTx-200
- **REVDx-501**

REVDx-501: Rapid Test Kit for Viral Infection

Overview

- REVDx-501 (REVID™) is a diagnostic device in development for the detection of respiratory viral infection (SARS-CoV-2, influenza A and B, parainfluenza, etc.)
- REVDx-501 detects IP-10, a key cytokine that is upregulated in nasal and oral secretions at the onset of respiratory viral infection
- Easy to use and understand kit that can be deployed anywhere
  - Lateral flow format (similar to a pregnancy test kit)
  - No equipment required to read
  - Sample collected by simple swab of the lower portion of the nostril (nares)
- Inexpensive and easy to manufacture
- Rapid point-of-care (POC) results: <15 minutes
  - Allows for repeated or daily testing
- Kit design minimizes assignment of false negative:
  - Results correlate well with PCR for COVID-19 (100% positive agreement for replicating virus)
- Regulatory submission for approval planned for 2H 2022

The REVID™ Device



Sample pad
Test Line
Sample Control Line
Assay Control Line



Approximately
½ inch

- Test Line (red): If present, indicates viral infection
- Sample Control Line (navy blue): demonstrates sample properly collected
- Assay Control Line (red): demonstrates device works

REVELATION BIOSCIENCES

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11 Beneficial holders Percent George Tidmarsh, M.D., Ph.D. 13.5% All other management 11.0% Total management 24.5% AXA IM Prime Impact Fund 13.8% Petra Investment Holdings, LLC 12.4% Armistice Capital 9.1% LifeSci Venture Partners II, LP & Affiliates 7.3% Monashee Investments 6.4% Cap Table Shares Common Stock 14,237,339 Public Warrants (REVBW) 7,278,151 Warrants 2 7,643,655 Roll - over RSU’s 460,706 Equity Pool (available for grant) 1,294,421 Fully Diluted 30,914,272 24.5% 49.0% 26.5% Ownership Based on Current Outstanding Common Stock Management Institutional Public Financial Overview • Pro forma cash at 9/30/2021 of $8.4 million 1 • Recently closed a $7.76 million PIPE 1 1. Pro forma cash of $8.4M from the 9/30/2021 proforma financials filed as exhibit 99.1 in the Company’s 8 - K dated 1/14/2022 and gr oss proceeds of $7.76M from the Company’s recent PIPE details of which can be found in the Company’s 8 - K filed on 1/27/2022. 2. Includes (i) 3,233,446 Petra Private Warrants w/exercise of $11.50, (ii) 167,867 Roll - over Warrants w/exercise of $2.68, (iii) 1,293,541 Prefunded Warrants w/exercise of $0.00001, (iv) 2,586,667 Common Stock Warrants w/exercise of $3.29, and (v) 362,134 Placement Agent Warrants w/exercise of $3.29.

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